Exhibit 99.1

Flyte Aviation Launches Under NYSE American Ticker “VJET”

●	Flyte Believes Its Proprietary Technology, Data, and Digital Booking Platform Can Disrupt the $11.6 Billion US Private Jet Charter Market

●	Company believes its newly built AI-technology stack can fundamentally transform the traditional charter model

●	Scalable Platform Connects Customers, Aircraft, Operators, and Aviation Services via VJET’s Expanding Integrated Network

●	Growth Strategy: Customer Acquisition, Network and Aircraft Fleet Expansion, and Building Brand Awareness to Drive Long-Term Shareholder Value

●	Flyte’s Value Proposition: Privacy, Comfort, Reliability, and Convenience – at a highly competitive price

NEW YORK City, NY -- October 5, 2026 – Flyte Aviation, Inc. (NYSE American: VJET) (the “Company” or “Flyte”) today revealed its new corporate identity as it launches a historic new chapter in what it believes is a disruptive technology company.

Effective today, the Company changed its corporate name from Catheter Precision, Inc. to Flyte Aviation, Inc. and its NYSE American ticker symbol from “VTAK” to “VJET.” The changes highlight the Company’s growth trajectory as a leading private, regional jet aviation business.

The rebranding of the Company reflects a fundamental repositioning around aviation, technology, and the Flyte brand. Its strategy is to accelerate the growth of its proprietary, scalable, AI-driven platform designed to modernize how consumers discover, access, and book private aviation.

Commenting, David Jenkins, Executive Chairman and Chief Executive Officer of Flyte Aviation, said: “Today is a historic milestone for our company and the official launch of our AI tech-driven aviation platform anticipated to reshape how consumers access private aviation – all while building long-term value for our shareholders.”

Marc Sellouk, who founded Flyte in 2018, said, “Commercial air travel often leaves passengers facing last-minute schedule disruptions and cancellations as they are herded like sheep into tiny seats at seemingly ever-increasing fares amid reduced schedules. Conversely, private aviation is increasingly travelers’ go-to solution, especially for short-hop last minute flights, that can be booked rapidly on-demand.

“We analyzed and determined that within our fragmented industry, a primary challenge of travelers is the frustrating complexity they face when seeking to book private jets at competitive prices with ready availability,” Mr. Sellouk added. “We believe Flyte has addressed those challenges with its integrated suite of proprietary, AI-enabled technologies, and our laser focus on the customer experience. In the months ahead, we will be further upgrading and advancing our network to capture market share and widen our competitive moat.”

Disrupting a Fragmented, Rapidly Growing $11.6 billion Industry

Private aviation remains a highly fragmented industry, with aircraft owners, operators, and brokers serving customers across disconnected systems, legacy processes, and traditional sales channels. Flyte Aviation believes its newly built AI-technology stack can fundamentally transform that traditional model, much of whose legacy systems were built upon upgraded but fundamentally decades-old technologies.

According to a report by Fortune Business Insights, dated September 14, 2026, the U.S. private jet charter market represents an approximately $11.6 billion market in 2026 and, at an estimated 6.9% annual growth rate (CAGR), could exceed $14 billion by 2029 and $16 billion by 2031.

The Company has built a consumer-focused digital booking platform that combines technology, data, and an expanding aviation network to make discovering, pricing, and booking private aviation simpler, faster and more transparent. Flying in and out of quiet private airports -- without the traffic jams surrounding commercial airports -- with easy parking and ride-share access, is an ideal choice for travelers who value their time and comfort.

Flyte’s longer-term strategy is to build a robust technology platform capable of further disrupting its marketplace by connecting participants across the entire private North American aviation ecosystem.

Technology + Data + Network

Flyte is building an expanding digital network in which technology and data analytics play an important role across pricing, aircraft sourcing, customer acquisition, aircraft utilization, expanding geographical footprint, and the customer experience.

Each interaction with the Flyte platform strengthens the broader network by providing additional data-driven insights into customer demand, travel patterns, pricing, aircraft availability and market activity.

Near-Term Growth Catalysts

During the fourth quarter of 2026, which began October 1, Flyte plans to invest in an upgraded website, a mobile application, digital marketing, social media, public relations, AI data analytics, and customer acquisition, which the Company believes will provide customers with a significantly improved digital experience.

Exemplifying its brand building, last week Flyte announced it has established a partnership with the Hamptons International Film Festival (“HIFF”), in which Flyte has been named the ‘Official Air Travel Partner’ of the prestigious, 34th annual HIFF taking place October 2 through October 12, 2026. Flyte will have a prominent presence throughout the festival, which brings together leading filmmakers, actors, artists, executives, and audiences from around the world for screenings, conversations, and events across the East End.

Built to Scale

Listed on the NYSE American, Flyte believes its public-company structure, prominence, liquidity, and lower cost of capital provide important strategic competitive advantages within the private aviation industry.

The Company may utilize these advantages to pursue growth through a combination of organic expansion, strategic relationships, technology development, and acquisitions as it identifies high value-added opportunities. The strategy is not growth for growth’s sake; it is to deploy capital where it can generate the highest ROI with the goal of ultimately achieving per-share profitability and free cash flow.

Life Sciences update

It’s important for the company’s LockeT and VIVO customers to note that while the company is focusing its capital utilization to grow its private jet aviation business, its Life Sciences operations will not be capital constrained nor downsized. Current and prospective customers should not be concerned that any disruption to the operations of the Life Sciences subsidiary will occur. Furthermore, the Company is committed to continue to fund its multiple ongoing research trials and studies.

About Flyte Aviation

Flyte Aviation, Inc. (NYSE American: VJET) is a technology-enabled private aviation company focused on modernizing how consumers access private air travel. Through its Flyte brand, the Company operates a growing fleet of Cirrus Vision Jets and is building a scalable aviation platform designed to connect customers, aircraft, operators, and aviation services.

Flyte’s simple value proposition: privacy, comfort, reliability, and convenience – at a highly competitive price.

Through its direct-to-consumer booking platform, standardized pricing on select routes, strategic partnerships, and FAA-certified Part 135 operating subsidiary, Ponderosa Air, LLC, Flyte is focused on delivering what it believes is a faster, safer and more convenient private aviation experience while expanding its technology, customer network, and geographic footprint. For more information, visit www.flyflyte.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements regarding the Company’s beliefs regarding its technology platform, competitive position and market opportunity, its planned fourth quarter 2026 investments, the Company’s future operations, business strategy, growth, technology platform, mobile application, customer acquisition, customer growth, network expansion, aircraft utilization, geographic expansion, strategic partnerships, acquisitions, access to capital, divestiture or monetization of medical-device assets, revenue growth, market share and long-term enterprise or shareholder value, are forward-looking statements.

Words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” “will,” “potential,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Important factors that could cause actual results to differ materially include, among others: the limited operating history of the Company’s aviation business and the Company’s history of losses; the Company’s need for additional capital and the dilution that may result from future financings and from the conversion of its outstanding convertible preferred stock; the Company’s ability to develop, deploy and monetize its technology platform, including its AI-enabled features; competition, customer demand and general economic conditions; the availability of aircraft and pilots, fuel costs and safety-related events; the regulation of the Company’s operations by the Federal Aviation Administration and other governmental authorities; the Company’s ability to maintain compliance with the continued listing standards of the NYSE American; and risks relating to the Company’s Life Sciences business.

This press release also contains market and industry data, including estimates of the size and growth of the U.S. private jet charter market, derived from third-party sources. The Company has not independently verified such data, and such estimates involve assumptions and are subject to significant uncertainty.

Readers are encouraged to review the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K and 10-Q, for a discussion of risks and uncertainties that could affect the Company’s business and future results. The Company undertakes no obligation to update any forward-looking statements except as required by applicable law.

Investor Relations

(800) 763-0904

IR@flyflyte.com